Exhibit 23.4

American Appraisal China Limited 1506 Dah Sing Financial Centre 108 Gloucester Road/Wanchai/Hong Kong Tel +852 2511 5200 / Fax +852 2511 9626

Leading / Thinking / Performing

The Board of Directors

Changyou.com Ltd.

East Tower, JingYan Building,

No. 29 Shijingshan Road, Shijingshan District,

Beijing 100043

Subject:	WRITTEN CONSENT OF AMERICAN APPRAISAL CHINA LIMITED

We hereby consent to the references to our name and our final appraisal reports, dated April 16, 2008 and July 21, 2008, and addressed to the board of directors of Sohu com. Inc. and Changyou.com Ltd., and to references to our valuation methodologies, assumptions and conclusions associated with such reports, in the Form F-1 of Changyou.com Ltd. and any amendments thereto

(the “Registration Statements”) filed or to be filed with the U.S. Securities and Exchange Commission. We further consent to the filing of this letter as an exhibit to the Registration Statements.

The Reports relate to valuations of fair value of 25% equity interest of Beijing Fire Fox Digital Technology Co. Ltd. and 15% equity interest of Changyou.com Ltd., formerly known as TL Age Limited, as of December 31, 2007 and fair value of 100% equity interest of Changyou.com Ltd. as of April 27, 2008. In reaching our value conclusions, we relied on the accuracy and completeness of the financial statements and other data provided by Changyou.com Ltd. and its representatives. We did not audit or independently verify such financial statements or other data and take no responsibility for the accuracy of such information. The Company determined the fair values of the equity interest and our valuation reports were used to assist Changyou.com Ltd. in reaching its determinations.

In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder (the “Act”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act.

Yours faithfully,

AMERICAN APPRAISAL CHINA LIMITED

Valuation / Transaction Consulting / Real Estate Advisory / Fixed Asset Management